UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):   September 28, 2012

The Finish Line, Inc.
(Exact name of registrant as specified in its charter)

Indiana	0-20184	35-1537210
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3308 North Mitthoeffer Road Indianapolis, Indiana	46235
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:   317-899-1022

Not Applicable
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02  Results of Operations and Financial Condition.

On September 28, 2012, The Finish Line, Inc. issued a press release discussing its results of operations for the thirteen and twenty-six weeks ended September 1, 2012, and its financial condition as of September 1, 2012.

A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference. The information in this Current Report, including Exhibit 99.1 hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended.

Item 8.01  Other Events.

The Company announced today that it has entered into an agreement with Macy’s, Inc., one of the premier retailers in the U.S., to operate Finish Line-branded athletic footwear shops in more than 450 Macy’s department stores in the U.S.  In addition, the Company will manage the athletic footwear assortment and inventory for approximately 225 other Macy’s stores in the U.S. that carry footwear.  Finish Line will be Macy’s exclusive partner of athletic footwear for men, women, and kids and Macy’s will be the exclusive host for Finish Line-branded in-store shops.  Athletic shoe assortments selected by Finish Line also will be available on macys.com, beginning in Spring 2013, subject to the signing of a final online agreement.

Further information regarding this agreement is set forth in a press release issued on September 28, 2012, a copy of which is attached hereto as Exhibit 99.2.

Item 9.01  Financial Statements and Exhibits.

(d) Exhibits

99.1	Press Release issued September 28, 2012, regarding results of operations
99.2	Press Release issued September 28, 2012, regarding agreement with Macy’s, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Finish Line, Inc.

September 28, 2012	By:	/s/ Edward W. Wilhelm
Name: Edward W. Wilhelm
Title: Executive Vice President, Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description	Location
99.1	Press Release issued September 28, 2012, regarding results of operations	Attached
99.2	Press Release issued September 28, 2012, regarding agreement with Macy’s, Inc.	Attached